NUMBER	SHARES
SAMPLE	SAMPLE

CRYSLER CORPORATION

INCORPORATED PURSUANT TO THE laws of the state of nevada

Total authorized share capital: 50,000,000 shares of common stock

Par value: $.001

THIS IS TO CERTIFY THAT --- sample --- is the registered owner of --- sample --- fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

In WITNESS whereof, the SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICER(S) THIS --- sample --- DAY OF --- sample ---.

_____________________	_______________________
president	secretary